UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

POLARIS INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Highway 55
Medina, Minnesota	55340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 542-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022, Polaris Inc. (“Polaris”) entered into an amendment to its existing credit facility with U.S. Bank National Association, as administrative agent, and the several lenders party thereto. The credit facility was amended to, among other things (i) provide a benchmark replacement for any advance denominated in U.S. Dollars from LIBOR to adjusted Term SOFR, with a 10 basis point credit spread adjustment, and make certain other benchmark replacement revisions with respect to certain other agreed currencies under the credit facility, (ii) extend the maturity date of the $500 million incremental 364-day term loan incurred by Polaris on December 17, 2021 (the “Incremental Term Loan”) until December 15, 2023 and (iii) adjusts the applicable margin for the Incremental Term Loan to be consistent with the applicable margin for the other term loans under the existing credit facility.

A copy of the amendment, which includes the amended credit facility, is filed as Exhibit 10.1 hereto, qualifies the above description and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 5 dated as of December 16, 2022 to Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 by and among Polaris Inc., certain of its affiliates listed on the signature pages thereto, the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2022

POLARIS INC.

/s/ Robert P. Mack
Robert P. Mack
Chief Financial Officer